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                                                                 EXHIBIT-99.B11



                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the financial statements of the Kemper National Tax-Free Income Series -- Kemper Municipal Bond Fund and Kemper Intermediate Municipal Bond Fund dated October 27, 1995 in the Registration Statement (Form N-1A) of Kemper National Tax-Free Income Series and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 40 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-47008) and in this Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2353).

                                                        /s/ Ernst & Young LLP
                                                            Ernst & Young LLP

Chicago, Illinois
October 27, 1995
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                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Kemper National Tax-Free Income Series

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Kemper Municipal Bond Fund and Kemper Intermediate Municipal Bond Fund, comprising the Kemper National Tax-Free Income Series (the Trust) as of September 30, 1995, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period ended September 30, 1995 for the Kemper Municipal Bond Fund, and for the period November 1, 1994 (initial public offering) to September 30, 1995 for the Kemper Intermediate Municipal Bond Fund, and the financial highlights for the fiscal periods since 1991. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of September 30, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the above mentioned Funds of Kemper National Tax-Free Income Series at September 30, 1995, the results of their operations, the changes in their net assets and the financial highlights for each of the fiscal periods referred to above, in conformity with generally accepted accounting principles.

                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Chicago, Illinois
October 27, 1995